                                                                     EXHIBIT 4.2
                          [Form of Warrant Agreement]
        -----------------------------------------------------------------

                              MUSICMAKER.COM, INC.

                                      AND

                       FERRIS, BAKER WATTS, INCORPORATED

                                      AND

                             FAHNESTOCK & CO. INC.



                       ----------------------------------


                               WARRANT AGREEMENT



                     Dated as of                    , 1999

     WARRANT AGREEMENT, dated as of _____________, 1999, between MUSICMAKER.COM, Inc., a Delaware corporation (the "Company"), FERRIS, BAKER WATTS, INCORPORATED ("FBW") and FAHNESTOCK & CO. INC. ("Fahnestock" and, together with FBW, the "Representatives").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, pursuant to the underwriting agreement (the "Underwriting Agreement"), dated as of the date hereof, between the Representatives and C.E. Unterberg, Towbin, as representatives of the several Underwriters (as such term is defined in the Underwriting Agreement), and the Company, the Representatives and the other Underwriters have agreed to purchase _______________ shares of common stock, $.01 par value per share, of the Company, at a public offering price of $______ per share in connection with the Company's proposed public offering (the "Public Offering");

     WHEREAS, the Company proposes to issue to the Representatives warrants ("Warrants") to purchase up to an aggregate of ten percent (10%) of the total number of shares of Common Stock (as defined in Section 8.3 hereof) offered to the public through the Public Offering, including any over-allotments, less 96,831 shares; and

     WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Representatives in consideration for, and as part of the Representatives' compensation in connection with, the performance of the Representatives pursuant to the Underwriting Agreement.

     NOW, THEREFORE, in consideration of the premises, the payment by the Representatives to the Company of an aggregate of one hundred dollars ($100.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Grant.  The Representatives are hereby granted the right to purchase,
          -----
at any time from July __________, 2000 until 5:30 p.m., New York time, on July ______, 2004 (the "Exercise Period"), up to an aggregate number of shares of Common Stock (the "Shares") equal to ten percent (10%) of the total number of shares of Common Stock offered to the public through the Public Offering, including any over-allotments, less 96,831 shares, at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $______ per share of Common Stock subject to the terms and conditions of this Agreement. Except as set forth herein, the Shares issuable upon exercise of the Warrants are in all respects identical to the shares of Common Stock being purchased by the Underwriters for resale to the public pursuant to the terms and provisions of the Underwriting Agreement.

     2.   Warrant Certificates.  The warrant certificates (the "Warrant
          --------------------
Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

     3.   Exercise of Warrant.
          -------------------

          3.1  Method of Exercise.  The Warrants initially are exercisable at an
               ------------------
aggregate initial exercise price per share of Common Stock set forth in Section 6 hereof (subject to adjustment as provided in Section 8 hereof) payable by wire or certified or official bank check in New York Clearing House funds. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Purchase Price (as hereinafter defined) for the shares of Common Stock purchased at the Company's principal offices in Virginia (presently located at 1831 Wiehle Avenue, Reston, Virginia 20190) the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part for all or part of the shares of Common Stock represented thereby (but not as to fractional shares of the Common Stock underlying the Warrants). In the case of the purchase of less than all the shares of Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock purchasable thereunder.

          3.2. Exercise by Surrender of Warrants.  In addition to the method of
               ---------------------------------
payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in whole or in part by surrendering the Warrant Certificate in the manner specified in Section 3.1 in exchange for the number of shares of Common Stock equal to (x) the number of shares as to which the Warrants are being exercised multiplied by (y) a fraction, the
                                       -------------
numerator of which is the Market Price (as defined below) of the Common Stock less the Exercise Price and the denominator of which is such Market Price. Solely for the purposes of this paragraph, Market Price shall be calculated either (i) on the date which the form of election attached hereto is deemed to have been sent to the Company pursuant to Section 13 hereof ("Notice Date") or
(ii) as the average of the Market Prices for each of the five consecutive trading days preceding the Notice Date, whichever of (i) or (ii) is greater.

     4.   Issuance of Certificates.  Upon the exercise of the Warrants, the
          ------------------------
issuance of certificates for shares of Common Stock or other securities, properties or rights underlying such Warrants, shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the
                                                 --------  -------
Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     The Warrant Certificates and the certificates representing the Shares (and/or other securities, property or rights issuable upon the exercise of the Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     5.   Restriction on Transfer of Warrants.  The Holder of a Warrant
          -----------------------------------
Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof, and that the Warrants will not be sold, offered for sale, transferred, assigned or hypothecated for a period of one year from the date of this agreement other than to officers, employees or partners of the respective Representatives and members of the selling group and their officers and partners, in which case, such officers, employees or partners shall be entitled to receive a replacement Warrant Certificate in accordance with Section 9 hereof upon presentment of a properly executed Form of Assignment (in the form included in Exhibit A attached hereto), provided, however, that any such transfer permitted hereunder shall be for an amount equal to no less than 25,000 Warrant Shares (as defined in Section 7 below). In no event shall any transfer hereunder violate applicable federal or state securities laws and the Company may reasonably request an opinion of counsel to such effect.

     6.   Exercise Price.
          --------------

          6.1  Initial and Adjusted Exercise Price.  Except as otherwise
               -----------------------------------
provided in Section 8 hereof, the initial exercise price of each Warrant shall be $[_____] [110% of the initial public offering price] per share of Common Stock. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

          6.2  Exercise Price.  The term "Exercise Price" as used herein shall
               --------------
mean the initial exercise price or the adjusted exercise price, depending upon the context.

     7.   Registration Rights.
          -------------------

          7.1  Registration under the Securities Act of 1933.  The Warrants, the
               ---------------------------------------------
Shares and any of the other securities issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the "Act"). Upon exercise of the Warrants, in part or in whole, the certificates representing the Shares underlying the Warrants and any of the other securities issuable upon exercise of the Warrants (collectively, the "Warrant Shares") shall bear the following legend:

          The securities represented by this certificates have not been registered under the Securities Act of 1933, as amended ("Act") or any state securities laws, and may not be offered or sold except pursuant to (i) an effective registration statement under the Act and registration under applicable state securities laws, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under the Act relating to the disposition of securities) and any similar exemption under state securities laws, or (iii) another available exemption from registration under the Act and applicable state securities laws.

          7.2  Piggyback Registration.  From the date hereof and expiring seven
               ----------------------
(7) years thereafter, whenever the Company proposes to register any of its securities under the Act and such registration is a "Piggyback Registration" as defined in that certain Registration Rights Agreement made as of June 8, 1999 ("Registration Rights Agreement") by and among the Company and the "Registration Rights Holders" (as such term is defined in the Registration Rights Agreement (as included as Exhibit 10.16 to the Company's Registration Statement filed on Form S-1 (File No. 333-72685)), the Representatives and each other Holder(s) of the Warrants and/or the Warrant Shares (the "Registrable Securities") are hereby granted registration rights pari passu with the Registration Rights Holders under the Registration Rights Agreement and, therefore, shall be entitled to the same rights and benefits with respect to the registration of such Registrable Securities as the Company has granted to the Registration Rights Holders in
Section 3 of the Registration Rights Agreement.

          7.3  Demand Registration.
               -------------------

          (a) From the date hereof and expiring five (5) years hereafter, the Holders of the Warrants and/or Warrant Shares representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the warrants) not previously sold pursuant to this Section 7 shall have the right (which right is in addition to the registration rights granted under Section 7.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on not more than one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Representatives and the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Warrant Shares for six (6) consecutive months by such Holders and any other Holders of the Warrants and/or Warrant Shares who notify the Company within twenty (20) days after receiving notice from the Company of such request. In the event of a registration request and registration hereunder, (i) the Registration Rights Holders shall be entitled to participate in such registration in accordance with their respective rights to participate in a

Demand Registration (as such term is defined in the Registration Rights Agreement) under the Registration Rights Agreement, and (ii) the Representatives and each other Holder(s) of Registrable Securities hereunder shall be subject to the same priority as Virgin, Rho and Columbia House with respect to any cutbacks.

          (b) In the event that a Registration Rights Holder makes a request for a "Demand Registration" as defined in the Registration Rights Agreement, the Representatives and each other Holder(s) of Registrable Securities are hereby granted registration rights pari passu with Virgin, Rho and Columbia House (as such parties are defined in the Registration Rights Agreement) and, therefore, shall be entitled to the same rights and benefits with respect to the registration of such Registrable Securities (which shall also be deemed "Registrable Securities" under the Registration Rights Agreement") as the Company has granted to Virgin, Rho and Columbia House.

          (c) The Company covenants and agrees to give written notice of any registration request under this Section 7.3 by any Holder or Holders to all other registered Holders of the Warrants and the Warrant Shares within ten (10) days from the date of the receipt of any such registration request.

          (d) No right of the Holders under Section 7.3(a) shall be deemed to have been exercised if with respect to such right:

               (A) the requisite notice given by Holders pursuant to this
          Section 7.3 is withdrawn prior to the date of filing of a registration statement or if a registration statement filed by the Company under the Securities Act pursuant to this Section 7.3 is withdrawn prior to its effective date, in either case, by written notice to the Company from the Holders of fifty percent (50%) or more of the Warrants and/or Warrant Shares to be included or which are included in such registration statement stating that such Holders have elected not to proceed with the offering contemplated by such registration statement because (i) a development in the Company's affairs has occurred or has become known to such Holders subsequent to the date of the notice by the Holders to the Company requesting registration of the Warrant Shares of the filing of such registration statement which, in the judgment of such Holders or the managing underwriter of the proposed public offering, adversely affects the market price of such Warrant Shares (provided, however, that the exception under this clause (i) shall not be available more than once where the withdrawal is at the election of the Holders) or (ii) a registration statement filed by the Company pursuant to this Section 7.3, in the reasonable opinion of counsel for such Holders or the managing underwriter of the proposed public offering, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which made (other than any such statement or omission relating to such Holders and based on information supplied or failed to be supplied by such Holders) and the Company has not, promptly after written notice thereof, corrected such statement or omission in an amendment filed to such registration statement pursuant to Section 7.4(m); or

               (B) a registration statement pursuant to this Section 7.3 shall have become effective under the Securities Act and (i) the underwriters shall not purchase any Warrant Shares because of a failure of condition contained in the underwriting agreement (other than a condition to be performed by or within the control of the Holders) relating to the offering covered by such registration statement or (ii) less than 85% of the Warrant Shares included therein shall have been sold as a result of any stop order, injunction or other order or requirement of the Commission or other governmental agency or court.

          (e) Notwithstanding anything to the contrary contained herein, if the Company shall not have filed a registration statement for the Warrant Shares within the time period specified in Section 7.4(a) hereof pursuant to the written notice specified in Section 7.3(a) hereof of a Majority of the Holders of Warrants or Warrant Shares, the Company shall have the option, upon the consent of a Majority of the Holders of Warrants or Warrant Shares, to repurchase (i) any and all Warrant Shares at the higher of the Market Price per share of Common Stock on (A) the date of the notice sent pursuant to Section 7.3(a) or (B) the expiration of the period specified in Section 7.4(a) and (ii) any and all Warrants at such Market Price less the Exercise Price of such Warrant. Such repurchase, if elected by the Company, shall be in immediately available funds and shall close within two (2) days after the later of (x) the expiration of the period specified in Section 7.4(a) or (y) the delivery of written notice of election specified in this Section 7.3(e).

          7.4  Covenants of the Company with Respect to Registration.  In
               -----------------------------------------------------
connection with any registration under Section 7.2 or 7.3 hereof, the Company covenants and agrees as follows:

          (a) Consistent with the Registration Rights Agreement, the Company shall use its best efforts to file a registration statement within ninety (90) days of receipt of any request therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Shares such number of prospectuses as shall reasonably be requested.

          Notwithstanding the foregoing, the Company shall be entitled to postpone, for a period of not more than ninety (90) days after receipt of a request to effect a registration, the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 7.3 hereof if, at any time it receives a request for registration, the Board of Directors of the Company determines in its reasonable business judgment that such registration and offering would interfere with any material financing, acquisition, corporate reorganization or other material transaction or development involving the Company and promptly gives the Holders demanding registration written notice of such determination; provided that (i) upon such postponement by the Company, the Company shall be
--------
required to file such registration statement as soon as practicable after the Board of Directors of the Company shall determine, in its reasonable business judgment, that such registration and offering will not interfere with the aforesaid material financing, acquisition, corporate reorganization or other material transaction or development involving the Company, (ii) the Company may utilize this right once each year; (iii) the Holders who made such written request to effect such registration, may, at any time in writing, withdraw such request for such registration and therefore preserve the right provided in
Section 7.3 hereof for such Holders to again request such registration, and (iv) the Exercise Period shall automatically be extended by an additional one hundred and twenty (120) days.

          (b) The Company shall pay all costs (including fees and expenses of one counsel to the Holder(s) up to a maximum amount of $25,000 in the case of a Demand Registration or $15,000 in the case of a Piggyback Registration, but not underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. If the Company shall fail to comply with the provisions of Section 7.4(a), the Company shall, in addition to any other equitable or other relief available to the Holder(s), extend the Exercise Period by such number of days as shall equal the delay caused by the Company's failure, and be liable for any or all damages as the Holder(s) may be entitled to as a matter of law.

          (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of a reasonable number of states as the Holder(s) shall designate; provided that the
                                                               --------
Company shall not be obligated to qualify to do business in any such jurisdiction or to file any general consent to service of process in any jurisdiction in any action other than one arising out of the offering or the sale of the Warrant Shares.

          (d) The Company shall indemnify each Holder of the Warrant Shares to be sold pursuant to any registration statement and each person, if any, who controls such Holder within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement, but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Representative, in its capacity as an Underwriter, contained in Section 8 of the Underwriting Agreements.

          (e) The Holder(s) of the Warrant Shares to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 8 of the Underwriting Agreement pursuant to which the Representative, in its capacity as an Underwriter, has agreed to indemnify the Company.

          (f) Nothing contained in this Agreement shall be construed as requiring a Holder to exercise its Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

          (g)  [Reserved].

          (h) In connection with any registration statement filed pursuant to
Section 7.2 hereof, the Company shall furnish to each Holder participating in any underwritten offering and to each underwriter, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

          (i) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within fifteen (15) months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement.

          (j) Subject to reasonable confidentiality and privilege considerations, the Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below, and to the managing underwriters, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder or underwriter shall reasonably request.

          (k) The Company shall enter into an underwriting agreement with the managing underwriters selected for such underwriting by Holders holding a Majority of the Warrant Shares requested to be included in such underwriting, which may be any of the Underwriters. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders' ownership of the Warrants and the Warrant Shares and their intended methods of distribution.

          (l)  [Reserved].

          (m) For purposes of this Agreement, the term "Majority," in reference to the Holders of Warrants or Warrant Shares, shall mean in excess of fifty percent (50%) of the then outstanding Warrants or Warrant Shares that (i) are not held by the Company, an officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

          (n) The Company shall promptly notify each Holder of Warrants and/or Warrants Shares covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such Holder promptly prepare and furnish to such Holder and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

     8.   Adjustments to Exercise Price and Number of Shares.
          --------------------------------------------------

          8.1  Subdivision and Combination.  In case the Company shall at any
               ---------------------------
time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall be decreased, in the case of subdivision, or increased, in the case of combination, in the same proportions as the Common Stock is subdivided or combined, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision or combination which gives rise to the adjustment.

          8.2  Adjustment in Number of Shares.  Upon each adjustment of the
               ------------------------------
Exercise Price pursuant to the provisions of this Section 8, the number of Shares issuable upon the exercise of each Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          8.3  Definition of Common Stock.  For the purpose of this Agreement,
               --------------------------
the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

          8.4  Merger or Consolidation.  (a) In case the Company after the date
               -----------------------
hereof (i) shall consolidate with or merge into any other person and shall not be the continuing or surviving corporation of such consolidation or merger, or
(ii) shall permit any other person to consolidate with or merge into the Company and the Company shall be the continuing or surviving person but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) shall transfer all or substantially all of its properties or assets to any other person, or (iv) shall effect a capital reorganization or reclassification of the Common Stock (other than a capital reorganization or reclassification resulting in the issue of additional shares of Common Stock for which adjustment in the Exercise Price is provided in Section 8), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Agreement and the Warrants, the Holders of the Warrants, upon the exercise thereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Exercise Price in effect at the time of such consummation for all Common Stock issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or other securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holders would actually have been entitled as stockholders upon such consummation if such Holders had exercised the rights represented by the Warrants immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Section 8; provided that if a
                                       --------
purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, and if a Holder of Warrants so designates in a notice given to the Company on or before the date immediately preceding the date of the consummation of such transaction, such Holder of such Warrants shall be entitled to receive the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a stockholder if such Holder of such Warrants had exercised such Warrants prior to the expiration of such purchase, tender or exchange offer and accepted such offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in Section 8.

          8.5  Assumption of Obligations.  Notwithstanding anything contained in
               -------------------------
the Warrants to the contrary, the Company will not effect any of the transactions described in clauses (i) through (iv) of Section 8.4 unless, prior to the consummation thereof, each person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of the Warrants as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holders of the Warrants, (a) the obligations of the Company under this Agreement and the Warrants (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Agreement and the Warrants) and (b) the obligation to deliver to such Holders such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 8, such Holders may be entitled to receive, and such person shall have similarly delivered to such Holders an opinion of counsel for such person, which counsel shall be reasonably satisfactory to such Holders, stating that this Agreement and the Warrants shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 8) shall be applicable to the stock, securities, cash or property which such person may be required to deliver upon any exercise of the Warrants or the exercise of any rights pursuant hereto.

          8.6  Stock Dividends.  In the event that the Company shall at any time
               ---------------
prior to the exercise of all Warrants declare a stock dividend, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, such stock dividend that they would have been entitled to receive at the time such stock dividend was declared as if the Warrants had been exercised immediately prior to such stock dividend. At the time of any such stock dividend, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 8.6.

          8.7  [Reserved].
               ----------

          8.8  Notice of Adjustment Events.  Whenever the Company contemplates
               ---------------------------
the occurrence of an event which would give rise to adjustments under this
Section 8, the Company shall mail to each Holder, at least thirty (30) days prior to the record date with respect to such event or, if no record date shall be established, at least thirty (30) days prior to such event, a notice specifying (i) the nature of the contemplated event, (ii) the date of which any such record is to be taken for the purpose of such event, (iii) the date on which such event is expected to become effective and (iv) the time, if any is to be fixed, when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities deliverable in connection with such event.

          8.9  Notice of Adjustments.  Whenever the Exercise Price or the kind
               ---------------------
of securities or property issuable upon exercise of the warrants, or both, shall be adjusted pursuant to this Section 8, the Company shall make a certificate signed by its President or a Vice President and by its Chief Financial officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method of which such adjustment was calculated (including a description of the basis on which the Company made any determination hereunder), and the Exercise Price and the kind of securities issuable upon exercise of the Warrants after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to each Holder promptly after each adjustment.

          8.10 Preservation of Rights.  The Company will not, by amendment of
               ----------------------
its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrants or the rights represented thereby, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of the Warrants against dilution.

     9.   Exchange and Replacement of Warrant Certificates.  Each Warrant
          ------------------------------------------------
Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity, bond or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

     10.  Elimination of Fractional Interests.  The Company shall not be
          -----------------------------------
required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated as the Company's Board of Directors shall determine subject to compliance with Delaware General Corporate Law.

     11.  Reservation and Listing of Securities.  The Company shall at all times
          -------------------------------------
reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants approved for automated quotation system of the Nasdaq National Market System (subject to official notice of issuance) with respect to which the Common Stock issued to the public in connection herewith may then be so listed and/or quoted.

     12.  Notices to Warrant Holders.  Nothing contained in this Agreement shall
          --------------------------
be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

          (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution payable; or

          (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

          (c) a voluntary or involuntary dissolution, liquidation or winding-up of the Company (other than in connection with a consolidation or merger) or any capital reorganization, recapitalization or reclassification or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company will mail to each Holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, sale, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, sale, dissolution, liquidation or winding-up. Such notice shall be mailed at least thirty (30) days prior to the date therein specified. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, distribution or rights, or any proposed dissolution, liquidation, winding up or sale of the Company

     13.  Notices.
          -------

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given or made at the time delivered by hand if personally delivered; five calendar days after mailing if sent by registered or certified mail; when answered back, if telexed; when receipt is acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee):

          (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

          (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

     14.  Supplements and Amendments.  The Company and the Representatives may
          --------------------------
from time to time supplement or amend this Agreement without the approval of any holders of warrant Certificates (other than the Representative) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representatives may deem necessary or desirable and which the Company and the Representatives deem shall not adversely affect the interests of the Holders of Warrant Certificates. This Agreement may be amended with the mutual agreement of the Company and the holders of a Majority of the Warrants or Warrant Shares

     15.  Successors.  All the covenants and provisions of this Agreement shall
          ----------
be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

     16.  Termination.  This Agreement shall terminate at the close of business
          -----------
on May __, 2004, provided, however, that the indemnification provisions in
Section 7 hereof shall survive such termination until such time for filing an action for which indemnification is provided under Section 7 has expired under the applicable statute of limitation.

     17.  Governing Law; Submission to Jurisdiction.  This Agreement and each
          -----------------------------------------
Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the state of

New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

     Any process or summons to be served upon any of the Company, the Representatives and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim.

     18.  Entire Agreement; Modification.  This Agreement (including the
          ------------------------------
Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

     19.  Severability.  If any provision of this Agreement shall be held to be
          ------------
invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     20.  Captions.  The caption headings of the Sections of this Agreement are
          --------
for convenience of reference only and are not intended to be, nor should they be construed as, part of this agreement and shall be given no substantive effect.

     21.  Benefits of This Agreement.  Nothing in this Agreement shall be
          --------------------------
construed to give any person or corporation other than the Company and each of the Representatives and any other registered Holder(s) of the Warrant Certificates or Warrant Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, each of the Representatives and any other registered Holder(s) of the Warrant Certificates or Warrant Shares.

     22.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

[SEAL]                                      MUSICMAKER.COM, INC.


                                            By: __________________________

Attest:


______________________________
Secretary

                              FERRIS, BAKER WATTS, INCORPORATED


                              By:   _______________________________
                                    Name:
                                    Title:

                              FAHNESTOCK & CO. INC.


                              By:   _______________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT A


                         [FORM OF WARRANT CERTIFICATE]


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT") AND REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES) AND ANY SIMILAR EXEMPTION UNDER STATE SECURITIES LAWS, OR (iii) ANOTHER EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                  5:30 P.M., NEW YORK TIME, ____________, 2004


No. W-                                                     _____ Warrants



                              WARRANT CERTIFICATE

     This Warrant Certificate certifies that ______, or registered assigns, is the registered holder of ___ Warrants to purchase initially, at any time from _____________, 1999 [one year from the effective date of the Registration Statement] until 5:30 p.m., New York time, on ______________, 2004 [five years from the effective date of the Registration Statement] ("Expiration Date"], up to ______ fully paid and nonassessable shares of common stock, $.01 par value ("Common Stock") of musicmaker.com, Inc., a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $____ [110% of the initial public offering price] per share of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of _____________, 1999, between the Company and Ferris, Baker Watts, Incorporated and Fahnestock & Co. Inc. (the "Warrant Agreement"). Payment of the Exercise Price shall be made

                                                                       EXHIBIT A

by certified or official bank check in New York Clearing House funds payable to the order of the Company.

     No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided,
                                                                      --------
however, that the failure of the Company to issue such new Warrant Certificates
-------
shall not in any way change, alter, or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                                                                       EXHIBIT A


     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of ____________, 1999

                                      MUSICMAKER.COM, INC.



                                      By: ____________________________________
                                      Name:
                                      Title:
[SEAL]

Attest:

______________________________
Secretary

                                                                       EXHIBIT A


                         [FORM OF ELECTION TO PURCHASE
                            PURSUANT TO SECTION 3.1]


     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______ shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York clearing House funds to the order of _________________________ in the amount of $____, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of ______________ whose address is __________________ and that such Certificate be delivered to _________________ whose address is
__________________________.

Dated:

                                    Signature____________________________
                                    (Signature must conform in all respects to name and holder as specified on the face of the Warrant Certificate)



                                    ____________________________________
                                    (Insert Social Security or Other Identifying
                                    Number of Holder)

                                                                       EXHIBIT A


                         [FORM OF ELECTION TO PURCHASE
                            PURSUANT TO SECTION 3.2]

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____ shares of Common Stock all in accordance with the terms of Section 3.2 of the Representative's Warrant Agreement, dated as of __________, 1999, between musicmaker.com, Inc. and Ferris, Baker Watts, Incorporated and Fahnestock & Co. Inc. The undersigned requests that a certificate for such securities be registered in the name of ____________________ whose address is _______________________________ and that such Certificate be delivered to ___________________ whose address is
______________________.


Dated:

                                    Signature____________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)



                                    ____________________________________
                                    (Insert Social Security or Other Identifying
                                    Number of Holder)

                                                                       EXHIBIT A


                              [FORM OF ASSIGNMENT]

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate)

FOR VALUE RECEIVED _______________________________ hereby sells, assigns and transfers unto

______________________________________________________________________________

                 (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated: _________________                 Signature: ___________________________
                                         (Signature must conform in all respects
                                         to name of holder as specified on the
                                         face of the Warrant Certificate.)


                                         ____________________________________
                                         (Insert Social Security or Other
                                         Identifying Number of Assignee)